Exhibit 99.1

             Take-Two Interactive Software, Inc. Reports
           Fourth Quarter and Fiscal 2004 Financial Results

    NEW YORK--(BUSINESS WIRE)--Dec. 16, 2004--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its fourth quarter and fiscal year ended October 31, 2004.
    Net sales for the fourth quarter ended October 31, 2004, which included the launch of the blockbuster title Grand Theft Auto: San Andreas for the PlayStation(R)2 computer entertainment system, were $438.0 million compared to $277.6 million for the same period a year ago. Net income for the quarter was $62.6 million, which included a $7.5 million accrual to establish a reserve in connection with the Company's SEC investigation as discussed below. Fourth quarter 2004 net income of $62.6 million and diluted net income per share of $1.36 compared to net income of $26.3 million and diluted net income per share of $0.58 the prior year.
    Net sales for the fiscal year ended October 31, 2004 were $1.13 billion compared to $1.03 billion for fiscal 2003. Net income of $65.4 million, including the $7.5 million accrual related to the Company's SEC investigation, compared to $98.1 million in net income last year, with diluted net income per share of $1.43 compared to $2.27 last year.
    Take-Two has accrued a $7.5 million expense in the fourth quarter associated with the Company's previously disclosed SEC investigation into certain accounting matters related to the Company's financial statements, periodic reporting and internal accounting controls. This accrual, which was not previously included in the Company's guidance, is based on a settlement offer the Company made to the staff of the SEC in November 2004, which the staff has agreed to recommend to the SEC. If approved, the proposed settlement would fully resolve all claims relating to the investigation by the SEC that began in December 2001. Pursuant to the offer of settlement, under which the Company would neither admit nor deny the allegations of the complaint, Take-Two would agree to pay a non-tax deductible civil penalty of $7.5 million and would be enjoined from future violations of the federal securities laws.

    Guidance

    Take-Two is updating its guidance for fiscal 2005 as follows:

    -- For the fiscal year ending October 31, 2005, $1.2 to $1.25 billion in net sales and $2.00 to $2.20 in diluted net income per share.

    -- For the first quarter ending January 31, 2005, $440 to $460 million in net sales and $1.00 to $1.10 in diluted net income per share.

    Take-Two is issuing initial guidance for its second quarter of fiscal 2005 as follows:

    -- For the second quarter ending April 30, 2005, $170 to $190 million in net sales and a net loss of $(0.10) to $(0.20) per share.

    Liquidity and Selected Balance Sheet Items

    Take-Two used approximately $21 million in cash for operating activities in the quarter. Working capital was approximately $395 million at October 31, 2004, as compared with approximately $348 million at the same time a year ago. The Company had approximately $155 million in cash as of October 31, 2004, as compared to $183 million in cash at October 31, 2003.

    Fourth Quarter Highlights

    Rockstar's Grand Theft Auto: San Andreas, released in late October for PlayStation 2, was a significant contributor to fourth quarter and fiscal year results. Created by the world-class developers Rockstar North, Grand Theft Auto: San Andreas was the top performing product in Take-Two's publishing business this quarter and fiscal year. According to NPDFunworld(SM), Grand Theft Auto: San Andreas was the top selling PlayStation 2 title in the United States in October and November.
    Global Star shipped ESPN NHL 2K5 and ESPN NBA 2K5, both for PlayStation 2 and Xbox(R) under the co-publishing and exclusive distribution agreement with SEGA Corporation for the ESPN Videogames sports titles. Global Star also shipped Conflict: Vietnam, the third title in the successful Conflict series, in North America on PlayStation 2, Xbox and PC; Kohan II: Kings of War for PC; Robotech:
Invasion for PlayStation 2 and Xbox; Outlaw Golf 2 for Xbox; and Cartoon Network's Codename: Kids Next Door - Operation: S.O.D.A. for the Game Boy Advance.
    During the fourth quarter, the Company acquired Indie Built, a Salt Lake City, Utah-based development studio focused on next generation console products.
    Jack of All Games' distribution business was affected in the quarter by the limited availability of console hardware, resulting in reduced sales of hardware and related software but minimal bottom line impact. In response to these market factors, the Company has rebalanced its sales mix and modified its product forecasts to better match consumer demand and compensate for lower short-term hardware sales and reductions in related software sales. Initial results to date in the first quarter indicate this strategy has been effective in improving the performance of this business.

    Fiscal 2005 Publishing Highlights

    Rockstar Games:

    Rockstar has an extensive product lineup planned for fiscal 2005, beginning with Midnight Club 3: DUB Edition, the third installment in the multi-million unit selling, genre-defining Midnight Club racing franchise developed by Rockstar San Diego. The product was moved to the second quarter to allow additional development time for this highly anticipated, open-ended street racing title for PlayStation 2 and Xbox.
    The Warriors(TM), a new Rockstar PlayStation 2 title based on the Paramount Pictures feature film, is being moved to the third quarter.
    As announced today, Rockstar is introducing Grand Theft Auto: San Andreas for Xbox in the third quarter of fiscal 2005, along with a simultaneous release of the PC version of the title.
    Additional products planned for fiscal 2005 from Rockstar include a new console title based on a proven brand from Rockstar's internal studios, titles based on two of Rockstar's premier brands for Sony's highly anticipated PlayStation(R)Portable platform (PSP(TM)) and the release of Grand Theft Auto: San Andreas in Japan.
    In the first quarter, Rockstar launched the PlayStation 2 Greatest Hits version of Manhunt, bringing Take-Two's catalog of PlayStation 2 Greatest Hits products to nine titles.

    Global Star:

    During the first quarter, Global Star shipped Outlaw Golf 2 for PlayStation 2 and Dora The Explorer: Super Star Adventures for Game Boy Advance, with Ford Racing 3 for PlayStation 2, Xbox and PC also scheduled for release this quarter. Among the titles planned for second quarter release are Close Combat: First to Fight for Xbox and PC; Stronghold 2 for PC; and Motocross Mania 3 for PlayStation 2 and Xbox. Other titles planned for release in fiscal 2005 include Charlie and the Chocolate Factory on multiple platforms.
    Global Star's fiscal 2005 lineup includes the ESPN Videogames sports titles, under the Company's co-publishing and exclusive distribution agreement with SEGA. ESPN College Hoops for PlayStation 2 and Xbox has shipped in the first quarter, with ESPN Major League Baseball scheduled for release in the second quarter. While recent industry developments preclude the release of an officially licensed professional football title, the Company and SEGA are evaluating opportunities to publish a title based on the critically acclaimed 2K football game.

    Management Comments

    Richard Roedel, Chairman and Chief Executive Officer, stated,
"Fiscal 2004 was a rebuilding year for us, as we made key management additions and improved certain areas of our distribution and publishing businesses. We achieved a number of important accomplishments in 2004 which make Take-Two a much stronger company going into 2005:

    -- Grand Theft Auto: San Andreas was the largest videogame launch in Take-Two's history, further strengthening both our Rockstar label and the Company's financial position.

    -- Rockstar established two new internally owned and developed proprietary brands with the successful introduction of Red Dead Revolver and Manhunt.

    -- The addition of a variety of high profile licensed properties, including selected sports titles, has expanded Take-Two's product pipeline and provided an added element of diversification to the Company's publishing business.

    -- Internal development resources were expanded and important handheld and next generation platform development capabilities were added through several studio acquisitions."

    Paul Eibeler, President, added, "We are entering fiscal 2005 in a strong, competitive position. With the tremendous success of Grand Theft Auto: San Andreas, Rockstar Games has magnified the power of the Grand Theft Auto brand, and they will continue to build on the franchise with the launch of Xbox and PC versions of Grand Theft Auto:
San Andreas in June. Our product portfolio going into 2005, which includes titles based on a combination of proven franchises, new brands and licensed properties, is the strongest in the Company's history. Combined with the expansion of our management team and the strengthening of our internal operations, we believe we are building the foundation for long term, sustained growth in the interactive entertainment industry."

    Conference Call

    Take-Two will host a conference call today at 4:30 pm Eastern Time to review its results for the fourth quarter and fiscal year and to discuss its outlook. A live webcast of the call is available by visiting http://ir.take2games.com and a replay of the call will be archived through the close of business on Friday, December 31, 2004.

    About Take-Two Interactive Software

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, Xbox(R), Nintendo GameCube(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.
    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and on Form 10-Q for the quarter ended July 31, 2004 in the section entitled "Cautionary Statement and Risk Factors".


TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three months and year ended October 31, 2004 and 2003
(In thousands, except per share data)

                           Three months ended   Twelve months ended
                               October 31,          October 31,
                             2004      2003        2004        2003
                           --------- --------- ----------- -----------

Net sales                  $438,013  $277,607  $1,127,751  $1,033,693
Cost of sales
 Product costs              189,578   152,273     619,685     537,257
 Royalties                   66,459    22,699     114,073      89,294
 Software development costs   8,125     2,445      15,922      11,003
                           --------- --------- ----------- -----------
   Total cost of sales      264,162   177,417     749,680     637,554
                           --------- --------- ----------- -----------

   Gross profit             173,851   100,190     378,071     396,139

Operating expenses
 Selling and marketing       34,756    26,087     117,606     103,015
 General and administrative  25,451    20,382      98,226      88,083
 Research and development    11,073     7,688      43,259      25,107
 Depreciation and
  amortization                4,864     3,234      16,846      16,923
                            -------- --------- ----------- -----------
   Total operating expenses  76,144    57,391     275,937     233,128

   Income from operations    97,707    42,799     102,134     163,011

Interest income, net           (372)     (552)     (1,976)     (2,265)
Gain on Internet investments      -         -           -         (39)
Provision for settlement (1)  7,500         -       7,500           -
                           --------- --------- ----------- -----------
   Total non-operating
    expenses (income)         7,128      (552)      5,524      (2,304)

   Income before income
    taxes                    90,579    43,351      96,610     165,315

Provision for income taxes   27,948    17,087      31,232      67,197
                           --------- --------- ----------- -----------

             Net income     $62,631   $26,264     $65,378     $98,118
                           ========= ========= =========== ===========

(1) Represents the Company's estimate of the non-tax deductible civil penalty associated with its previously disclosed SEC investigation.

Per share data:

 Basic:
   Weighted average common
    shares outstanding       45,101    43,542      44,736      41,965
                           ========= ========= =========== ===========

                           --------- --------- ----------- -----------
   Net income per share -
    Basic                     $1.39     $0.60       $1.46       $2.34
                           ========= ========= =========== ===========

   Diluted:
    Weighted average common
     shares outstanding      46,080    44,887      45,682      43,297
                           ========= ========= =========== ===========

                           --------- --------- ----------- -----------
   Net income per share -
    Diluted                   $1.36     $0.58       $1.43       $2.27
                           ========= ========= =========== ===========



OTHER INFORMATION          Three months ended   Twelve months ended
--------------------------     October 31,           October 31,
                             2004      2003        2004        2003
                           --------- --------- ----------- -----------
 Total revenue mix
 -----------------
   Publishing                  80%       54%         68%         65%
   Distribution                20%       46%         32%         35%

 Geographic
  revenue mix
 ---------------
   North America               67%       72%         72%         72%
   International               33%       28%         28%         28%

 Publishing
  platform
  revenue mix
 ---------------
   Sony PlayStation 2          84%       44%         68%         72%
   Sony PlayStation             -         3%          1%          4%
   Microsoft Xbox              10%       12%         23%          6%
   GameCube                     -         -           1%          -
   PC                           3%       39%          3%         17%
   Handheld                     2%        -           2%          -
   Accessories                  1%        2%          2%          1%



TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of October 31, 2004 and 2003
(In thousands, except share data)


ASSETS                                             Oct. 31,  Oct. 31,
                                                     2004      2003
                                                   --------- ---------
Current assets
    Cash and cash equivalents                      $155,095  $183,477
    Accounts receivable, net of allowances of
     $72,215 and $62,817 at October 31, 2004 and
     2003, respectively                             285,709   166,536
    Inventories, net                                154,345   101,748
    Prepaid royalties                                38,220    12,196
    Prepaid expenses and other current assets        60,018    41,112
    Deferred tax asset                               11,554     8,173
                                                   --------- ---------
                  Total current assets              704,941   513,242


Fixed assets, net                                    34,291    22,260
Prepaid royalties                                     3,982     8,439
Capitalized software development costs, net          27,785    16,336
Goodwill, net                                       135,477   101,498
Intangibles, net                                     36,104    44,836
Long-term deferred tax asset                          6,219       160
Other assets, net                                     1,714       527

                                                   --------- ---------
                  Total assets                     $950,513  $707,298
                                                   ========= =========

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable                               $163,961  $106,172
    Accrued expenses and other current liabilities  128,530    56,883
    Income taxes payable                             17,319     2,265
                                                   --------- ---------
                  Total current liabilities         309,810   165,320

Deferred tax liability                                5,233     8,486

                                                   --------- ---------
                  Total liabilities                 315,043   173,806
                                                   --------- ---------

Stockholders' equity
    Common stock, par value $.01 per share;
     100,000,000 shares authorized;
     45,439,651 and 44,227,215 shares issued and
     outstanding at October 31, 2004 and 2003,
     respectively                                       454       442
    Additional paid-in capital                      382,156   350,852
    Deferred compensation                            (3,896)   (1,890)
    Retained earnings                               250,402   185,024
    Accumulated other comprehensive income (loss)     6,354      (936)
                                                   --------- ---------
                  Total stockholders' equity        635,470   533,492

                                                   --------- ---------
                  Total liabilities and
                   stockholders' equity            $950,513  $707,298
                                                   ========= =========


    CONTACT: Take-Two Interactive Software, Inc.
             Jim Ankner (Corporate Press/Investor Relations)
             646-536-3006
             james.ankner@take2games.com
             or
             Comm-Counsellors, LLC
             Ed Nebb, 203-972-8350
             enebb@optonline.net